Exhibit 99.1

Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054-1549

News Release

Intel CEO Pat Gelsinger Announces ‘IDM 2.0’ Strategy

for Manufacturing, Innovation and Product Leadership

IDM 2.0 is the Powerful Combination of Intel’s Internal Factory Network,

Third-party Capacity and New Intel Foundry Services

NEWS HIGHLIGHTS

•	Announcing manufacturing expansion plans; beginning with ~$20 billion investment to build two new fabs in Arizona

•	Intel 7 nanometer process development progressing well with tape in of 7nm compute tile for “Meteor Lake” expected in the second quarter of 2021

•	Announcing Intel Foundry Services with plans to become a major provider of foundry capacity in the U.S. and Europe to serve customers globally

•	Announcing plans for new research collaboration with IBM

•	Bringing the spirit of Intel Developer Forum event back this year with Intel Innovation event planned for October in San Francisco

SANTA CLARA, Calif., March 23, 2021 – Today, Intel CEO Pat Gelsinger outlined the company’s path forward to manufacture, design and deliver leadership products and create long-term value for stakeholders. During the company’s global “Intel Unleashed: Engineering the Future” webcast, Gelsinger shared his vision for “IDM 2.0,” a major evolution of Intel’s integrated device manufacturing (IDM) model. Gelsinger announced significant manufacturing expansion plans, starting with an estimated $20 billion investment to build two new factories (or “fabs”) in Arizona. He also announced Intel’s plans to become a major provider of foundry capacity in the U.S. and Europe to serve customers globally.

More News and Resources: Engineering the Future1 (Press Kit)

“We are setting a course for a new era of innovation and product leadership at Intel,” said Gelsinger. “Intel is the only company with the depth and breadth of software, silicon and platforms, packaging, and process with at-scale manufacturing customers can depend on

[1]	https://newsroom.intel.com/press-kits/engineering/

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for their next-generation innovations. IDM 2.0 is an elegant strategy that only Intel can deliver – and it’s a winning formula. We will use it to design the best products and manufacture them in the best way possible for every category we compete in.”

IDM 2.0 represents the combination of three components that will enable the company to drive sustained technology and product leadership:

1.

Intel’s global, internal factory network for at-scale manufacturing is a key competitive advantage that enables product optimization, improved economics and supply resilience. Today, Gelsinger re-affirmed the company’s expectation to continue manufacturing the majority of its products internally. The company’s 7nm development is progressing well, driven by increased use of extreme ultraviolet lithography (EUV) in a rearchitected, simplified process flow. Intel expects to tape in the compute tile for its first 7nm client CPU (code-named “Meteor Lake”) in the second quarter of this year. In addition to process innovation, Intel’s leadership in packaging technology is an important differentiator that enables the combination of multiple IPs or “tiles” to deliver uniquely tailored products that meet diverse customer requirements in a world of pervasive computing.

2.

Expanded use of third-party foundry capacity. Intel expects to build on its existing relationships with third-party foundries, which today manufacture a range of Intel technology – from communications and connectivity to graphics and chipsets. Gelsinger said he expects Intel’s engagement with third-party foundries to grow and to include manufacturing for a range of modular tiles on advanced process technologies, including products at the core of Intel’s computing offerings for both client and data center segments beginning in 2023. This will provide the increased flexibility and scale needed to optimize Intel’s roadmaps for cost, performance, schedule and supply, giving the company a unique competitive advantage.

3.

Building a world-class foundry business, Intel Foundry Services. Intel announced plans to become a major provider of U.S.- and Europe-based foundry capacity to serve the incredible global demand for semiconductor manufacturing.

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To deliver this vision, Intel is establishing a new standalone business unit, Intel Foundry Services (IFS), led by semiconductor industry veteran Dr. Randhir Thakur[2], who will report directly to Gelsinger. IFS will be differentiated from other foundry offerings with a combination of leading-edge process technology and packaging, committed capacity in the U.S. and Europe, and a world-class IP portfolio for customers, including x86 cores as well as ARM and RISC-V ecosystem IPs. Gelsinger noted that Intel’s foundry plans have already received strong enthusiasm and statements of support from across the industry.

To accelerate Intel’s IDM 2.0 strategy, Gelsinger announced a significant expansion of Intel’s manufacturing capacity, beginning with plans for two new fabs in Arizona, located at the company’s Ocotillo campus. These fabs will support the increasing requirements of Intel’s current products and customers, as well as provide committed capacity for foundry customers.

This build-out represents an investment of approximately $20 billion, which is expected to create over 3,000 permanent high-tech, high-wage jobs; over 3,000 construction jobs; and approximately 15,000 local long-term jobs. Today, Arizona Gov. Doug Ducey and U.S. Secretary of Commerce Gina Raimondo participated with Intel executives in the announcement. Gelsinger commented: “We are excited to be partnering with the state of Arizona and the Biden administration on incentives that spur this type of domestic investment.” Intel expects to accelerate capital investments beyond Arizona, and Gelsinger said he plans to announce the next phase of capacity expansions in the U.S., Europe and other global locations within the year.

Intel plans to engage the technology ecosystem and industry partners to deliver on its IDM 2.0 vision. To that end, Intel and IBM today announced plans for an important research collaboration focused on creating next generation logic and packaging technologies. For more than 50 years, the two companies have shared a deep commitment to scientific research, world-class engineering and a focus on bringing advanced semiconductor technologies to market. These foundational technologies will help unleash the potential of data and advanced computation to create immense economic value.

[2]	https://newsroom.intel.com/biography/randhir-thakur/

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Leveraging each company’s capabilities and talent in Hillsboro, Oregon, and Albany, New York, this collaboration aims to accelerate semiconductor manufacturing innovation across the ecosystem, enhance the competitiveness of the U.S. semiconductor industry and support key U.S. government initiatives.

Finally, Intel is bringing back the spirit of its popular Intel Developer Forum event this year with the launch of Intel On, a new industry event series. Gelsinger encouraged technology lovers to join him at this year’s Intel Innovation event planned for October in San Francisco.

For more information and to watch a replay of today’s webcast, visit the Intel Newsroom3 or Intel’s investor relations website4.

About Intel

Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

Forward-Looking Statements

Statements in this press release that refer to future plans and expectations, including with respect to Intel’s strategy, internal and external manufacturing plans, manufacturing expansion and investment plans including Intel’s anticipated Arizona expansion, plans and goals related to Intel’s foundry business, future products and technology, and Intel’s planned research collaboration with IBM, are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “will,” “would,” “should,” “could,” “strategy,” “progress,” “path,” “vision,” “course,” “formula,” “accelerate,” and “committed” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, and uncertain events or assumptions, including statements relating to the benefits of Intel’s strategy; the availability and benefits of future products and technology, including with respect to Intel’s 7nm and future manufacturing processes, packaging technology, and 2023 products; manufacturing and design goals and progress; future internal manufacturing volumes; external foundry usage and related benefits; future manufacturing capacity including with respect to Intel’s foundry business; investment returns and benefits; government incentives; the nature, timing, and benefits of Intel’s manufacturing expansion, including its Arizona expansion; benefits related to Intel’s foundry business; foundry service offerings, including IP offerings; benefits related to Intel’s planned research collaboration with IBM; supply expectations; market opportunity; anticipated trends in Intel’s businesses or the markets relevant to them; and future announcements also identify forward-looking statements.

[3]	https://newsroom.intel.com
[4]	https://intc.com

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Such statements are based on management’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Important factors that could cause actual results to differ materially from the company’s expectations include, among others, Intel’s failure to realize the anticipated benefits of its strategy and plans; risks related to increased use of external foundries, including risks of increased costs, insufficient foundry capacity, and schedule delays; increases in capital requirements and changes in capital investment plans; construction delays or changes in plans due to business, economic, or other factors; risks related to Intel’s foundry business plans, including risks of failure of Intel’s foundry service offerings to achieve or maintain market acceptance or demand, inability to manage and allocate manufacturing capacity successfully, delays in the development of new and competitive manufacturing technologies, failure to compete successfully across factors such as technology, capacity, price, ease of use, quality, and customer satisfaction, deterioration in demand for global foundry services, actions taken by competitors, lack of ecosystem support, and the risk that Intel may not realize an adequate return on its foundry business investments; adverse impacts of strategy announcements on Intel’s business and business relationships; risks that Intel’s planned research collaboration with IBM may not be consummated or the anticipated benefits realized; as well as the factors set forth in Intel’s earnings release dated January 21, 2021, which is included as an exhibit to Intel’s Form 8-K furnished to the SEC on such date, and Intel’s SEC filings, including the company’s most recent report on Form 10-K. Copies of Intel’s SEC filings may be obtained by visiting Intel’s Investor Relations website at www.intc.com or the SEC’s website at www.sec.gov. Intel does not undertake, and expressly disclaims any duty, to update any statement made in this press release, whether as a result of new information, new developments or otherwise, except to the extent that disclosure may be required by law.

© Intel Corporation. Intel, the Intel logo and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

CONTACTS:	Cara Walker	Tushar Jain
	Media Relations	Investor Relations
	503-696-0831	408-653-9488
	Cara.Walker@intel.com	tushar.jain@intel.com